Exhibit 99

For Release: March 10, 2006

Contact: Gerald Coggin, VP of Corporate Relations

Phone: (615) 890-9100

NHI Increases Dividend to 48 Cents

MURFREESBORO, Tenn. -- National Health Investors, Inc., (NYSE: NHI ) announced today that it will pay a first quarter dividend of 48 cents per common share to shareholders of record on March 31 and payable on May 10, 2006. This is an increase of three cents, or 6.7%, over last quarter's dividend.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common stock of National Health Investors trades on the New York Stock Exchange with the symbol NHI. Additional information including NHI's most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgement as of the date of this release.